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Exhibit 23.2

Consent of Independent Registered Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003, except for Note 13, as to which the date is March 3, 2003 relating to the financial statements of RFS Investors, Inc. which appear in CNL Hospitality Properties, Inc.'s Current Report on Form 8-K dated July 25, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, TX
June 18, 2004

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  Exhibit 23.2
Consent of Independent Registered Accounting Firm